SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Nu Horizons Electronics Corp.

(Name of Registrant as Specified in its Charter)

Nu Horizons Electronics Corp.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☐    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j) (2).
☐    $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)3.
☐    Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
2)  Form, Schedule or Registration Statement No:
3)  Filing Party:
4)  Dated Filed:

NU HORIZONS ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 24, 2002

To our Stockholders

The Annual Meeting of Stockholders of NU HORIZONS ELECTRONICS CORP. will be held on Tuesday, September 24, 2002 at the de Seversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. At the meeting, you will be asked to vote on

1.     The election of three directors to serve for a term of three years, until the 2005 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.     Adoption of our 2002 Key Employee Stock Option Plan;

3.     Adoption of our 2002 Outside Directors’ Stock Option Plan; and

4.     Any other matters that properly come before the meeting.

If you are a stockholder of record at the close of business on August 2, 2002, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about August 12, 2002.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,

RICHARD S. SCHUSTER
Secretary

Dated: Melville, New York
August 12, 2002

NU HORIZONS ELECTRONICS CORP.
70 Maxess Road
Melville, New York 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, September 24, 2002

Our annual meeting of stockholders will be held on Tuesday, September 24, 2002 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568, at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about August 12, 2002.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

1.    the election of 3 directors for a term of 3 years;

2.    the adoption of our 2002 Key Employee Stock Option Plan; and

3.    the adoption of our 2002 Outside Directors’ Stock Option Plan.

We do not expect to ask you to vote on any other matters at the meeting.

In addition, our management will report on our performance during fiscal 2002 and respond to your questions.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on August 2, 2002. Each share of stock is entitled to one vote.

How do I vote?

You can vote in two ways:

1.    By attending the meeting; or

2.    By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the election of the nominee directors, (2) the adoption of the 2002 Key Employee Stock Option Plan, and (3) the adoption of the 2002 Outside Directors’ Plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8000.

Will my shares be voted if I do not provide my proxy?

Yes, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares, which are referred to as “broker non-votes,” on certain routine matters, including the election of directors. When a brokerage firm votes its customer’s unvoted shares, these shares are also counted for purposes of establishing a quorum. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors and, if the brokerage firm has the authority to vote, for the adoption of the 2002 Key Employee Stock Option Plan and the adoption of the 2002 Outside Directors’ Plan.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of August 2, 2002, must be present at the meeting. This is referred to as a quorum. On August 2, 2002, we had 16,646,868 shares issued and outstanding.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

What vote is required to approve the 2002 Key Employee Stock Option Plan?

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN will not be voted. Accordingly, abstentions will not be included in the vote totals and so will have no effect on the vote for approval of the 2002 Key Employee Stock Option Plan.

What vote is required to approve the 2002 Outside Directors’ Plan?

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN will not be voted. Accordingly, abstentions will not be included in the vote totals and will have no effect on the vote for approval of the 2002 Outside Directors’ Plan.

PROPOSAL 1—ELECTION OF DIRECTORS

Our by-laws provide for a Board of Directors of not less than three nor more than ten directors, classified into three classes as nearly equal in number as possible, with each class serving for a three-year period. Our Board of Directors now consists of eight directors. The directors in each class are:

Class I (To Serve Until the Annual Meeting of Stockholders in 2003)	Class II (To Serve Until the Annual Meeting of Stockholders in 2004)	Class III (To Serve Until the Annual Meeting of Stockholders in 2002)
Paul Durando	Harvey R. Blau	Irving Lubman
Herbert Gardner (1)(2)	Dominic Polimeni (1)(2)	Arthur Nadata
David Siegel (1)(2)	Richard S. Schuster

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.

Irving Lubman and Arthur Nadata are nominated for election to Class III to hold office until our annual meeting of stockholders in 2005 or until their successors are chosen and qualified. Messrs. Lubman and Nadata are currently serving as directors in Class III.

Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of Messrs. Lubman and Nadata. If either of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

Irving Lubman (63 years old) has been our Chairman of the Board since October 1982 and Chief Operating Officer since September 1996. Mr. Lubman was our Chief Executive Officer from October 1982 to September 1996. Mr. Lubman has been actively involved in electronic components’ distribution since 1957, when he joined Milgray Electronics Corp., holding the position of sales manager until 1968. From 1968 through October 1982, when he joined us, Mr. Lubman was corporate vice president of Diplomat Electronics Corp., also a distributor of electronic components.

Arthur Nadata (56 years old) has been our President and a director since October 1982 and Chief Executive Officer since September 1996. Mr. Nadata was also our Treasurer from October 1982 to September 1996. Prior to joining us in October 1982, Mr. Nadata worked for eighteen years for Diplomat Electronics Corp. in various operational and sales positions of increasing responsibility, eventually becoming corporate vice president of sales and marketing.

Standing Director Biographies

Harvey R. Blau (66 years old) has been a director since May 1984. Mr. Blau has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York, our corporate counsel. For more than the past five years, Mr. Blau has been Chairman of the Board of Griffon Corporation, a diversified industrial company that produces garage doors, specialty plastic films and electronic information and communication systems, and Aeroflex Incorporated, a company which designs, develops and manufactures microelectronic module, integrated circuit, interconnect and testing solutions.

Paul Durando (58 years old) has been our Vice President, Finance since joining us in March 1991, Treasurer since September 1996 and has been a director since September 1994. Prior to joining us in March

1991, Mr. Durando served for six years as Executive Vice President of Sigma Quality Foods, Inc. From 1977 to 1984, he was Vice President, Operations of the Wechsler Coffee Corp. Mr. Durando was also associated with Deloitte Haskins & Sells for seven years.

Herbert M. Gardner (62 years old) has been a director since May 1984. Since 1978, Mr. Gardner has been Senior Vice President of Janney Montgomery Scott LLC, investment bankers and underwriter of our May 1984 public offering. Mr. Gardner is Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, and a director of iDine Rewards Network, Inc., formerly Transmedia Networks, Inc., a company engaged in developing and marketing transaction-based dining and other consumer savings programs, TGC Industries, Inc., a company engaged in the geophysical services industry, Hirsch International Corp., an importer of embroidery machines and provider of other value-added services to the embroidery industry, Co-Active Marketing Group, a company engaged in marketing and sales promotion, Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent commercial bank and trust company and Chase Packaging Corporation, a development stage company.

Dominic A. Polimeni (55 years old) has been a director since September 1997. Mr. Polimeni has over 26 years experience in the distribution and Inventory Logistics Management (“ILM”) businesses and has been responsible for evaluating and negotiating over 50 acquisitions of distribution and ILM businesses. He has been a director of Questron Technology, Inc. a publicly held company based in Boca Raton, Florida, since March 1995, and Chairman and Chief Executive Officer of Questron since February 1996. Questron sold its business and assets to the General Electric Company, through a Chapter 11 Section 363 sale under the U.S. Bankruptcy Code, in May 2002. Mr. Polimeni has also been a Managing Director of Gulfstream Financial Group, Inc., a privately held financial consulting and investment-banking firm since August 1990. Prior to that he held the position of Chief Financial Officer of Arrow Electronics, Inc. (over $10.0 billion in sales in 2001) from 1986 to 1990. He also held several other positions, including general management positions, with Arrow over an eight-year period. Mr. Polimeni began his career as a certified public accountant in the New York office of Arthur Young & Company.

David Siegel (75 years old) has been a director since June 2000. For more than the past five years Mr. Siegel has been Vice President and director of Great American Electronics, a distribution company, which he founded. Mr. Siegel is also a director of Micornetics Corp. and Surge Components Corp. Mr. Siegel previously served on our Board of Directors from September 1991 to October 1996.

Richard S. Schuster (53 years old) has been our Vice President, Secretary and a director since October 1982. For the seven years prior to joining us in October 1982, Mr. Schuster served as manager of Capar Components Corp., an importer and distributor of passive components, and a wholly-owned subsidiary of Diplomat Electronics Corp. For the six years prior to 1975, Mr. Schuster was employed by International Components Corp., responsible for production, engineering and sales of imported semiconductor and passive components.

Directors’ Compensation

Directors who are not our employees receive an annual fee of $3,000 for serving as members of our Board of Directors and $500 for each Board of Directors or committee meeting attended.

Non-employee directors are also eligible for option grants pursuant to the provisions of our 2000 Outside Directors’ Stock Option Plan. See “Executive Compensation—Stock Option and Benefit Plans—2000 Outside Directors’ Stock Option Plan.”

Board of Directors and Committee Meetings

There were five meetings of the Board of Directors during the fiscal year ended February 28, 2002. Five directors attended or participated in all of the meetings of the Board of Directors and three directors attended four meetings of the Board of Directors.

During the fiscal year ended February 28, 2002, there were no meetings of the Compensation Committee. Our Compensation Committee reviews the performance of our executive officers and reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option plans. See “Compensation Committee Report on Executive Compensation.”

For the fiscal year ended February 28, 2002, there were four meetings of the Audit Committee. Two of the three directors who were members of the Audit Committee attended all of the Audit Committee meetings and the third director attended three of the meetings. Our Audit Committee is involved in discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished by the independent auditors to us. See “Audit Committee Report.” During fiscal 2002, we had no standing nominating committee or any committee performing similar functions.

Certain Transactions

Harvey R. Blau, one of our directors, is a member of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel. For the fiscal year ended February 28, 2002, we paid $291,638 in legal fees to Blau, Kramer, Wactlar & Lieberman, P.C.

For the fiscal year ended February 28, 2002, we received an aggregate $282,174 in respect of various electronic components sold to Procomponents, Inc. and PCI Manufacturing, two corporations in which Mitchell Lubman, Mr. Lubman’s brother, is an officer and owns a greater than ten percent equity interest.

For the fiscal year ended February 28, 2002, we received an aggregate $465,404 in respect of various electronic components sold to Brevan Electronics, a corporation in which Stuart Schuster, Mr. Schuster’s brother, is an officer and owns a greater than ten percent equity interest.

MANAGEMENT

Our Officers

Our executive officers are:

Name	Position held with the Company
Irving Lubman	Chief Operating Officer and Chairman of the Board
Arthur Nadata	President and Chief Executive Officer
Richard S. Schuster	Vice President and Secretary
Paul Durando	Vice President, Finance and Treasurer

STOCK OWNERSHIP

The following table sets forth, as of August 2, 2002, information regarding the record and beneficial ownership of our common stock by (i) all persons known to be beneficial owners of more than 5% of our outstanding common stock, based solely on filings with the Securities and Exchange Commission; (ii) each director, (iii) our Chief Executive Officer and our three other most highly compensated executive officers; and (iv) all executive officers and directors as a group.

Name	Shares	Percent
Paul Durando	35,125(1)(2)	*
Herbert M. Gardner	124,685(3)(4)	*
Harvey R. Blau	20,642(3)	*
Dominic Polimeni	20,000(3)	*
David Siegel	36,804(3)	*
Irving Lubman	464,098(5)(6)	2.7%
Arthur Nadata	964,262(5)(6)(7)	5.7%
Richard S. Schuster	925,262(5)(6)(7)	5.4%
Merrill Lynch Investment Managers	1,785,860(8)	10.8%
Dimensional Fund Advisors	917,255(9)	5.5%
FMR Corp.	1,654,700(10)	10.0%
All officers and directors as a group (8 Persons)	2,590,878	14.3%

Notes:

(*)	Less than 1% of the Company’s our outstanding stock.
(1)	Includes options exercisable within 60 days for 25,218 shares of Common Stock under the Company’s 1998 Stock Option Plan and the 1994 Stock Option Plan.
(2)	Includes 9,907 shares of fully vested Common Stock owned through the Employee’s Stock Ownership Plan, which include voting power.
(3)
Includes options exercisable within 60 days for 99,500 shares of common stock for Mr. Gardner, 20,000 for Mr. Blau, 20,000 shares for Mr. Polimeni and 20,000 shares for Mr. Siegel under the Company’s Outside Director Stock Option Plan.

(4)
Includes 4,330 shares owned by Mr. Gardner’s spouse, as to which he disclaims beneficial ownership, 1,575 shares held in the Gardner Family Foundation, of which he is President, 13,623 shares owned by Mr. Gardner’s qualified plan and 5,587 shares held by his IRA.

(5)
Includes options exercisable within 60 days for 388,956 shares of common stock for Mr. Lubman, 466,708 for Mr. Schuster and 553,959 shares for Mr. Nadata under the Company’s 1998 Stock Option Plan and the 1994 Stock Option Plan.

(6)	Includes 25,471 shares of fully vested common stock owned through the Employees Stock Ownership Plan, which include voting power. These officers are also Trustees of the Plan.
(7)	70 Maxess Road, Melville, New York 11747
(8)	World Fin. Ctr., North Tower, 250 Vessey St., N.Y., N.Y. 10381
(9)	1299 Ocean Ave, 11th Fl., Santa Monica, CA 90401
(10)	82 Devonshire Street, Boston, MA 02109

EXECUTIVE COMPENSATION

The following table sets forth the compensation we paid to our Chief Executive Officer and each of our three other executive officers for the fiscal years ended February 28, 2002, February 29, 2001 and February 28, 2000.

Summary Compensation Table

	Annual Compensation (1)			Long Term Compensation
				Securities Underlying Options (2)	All Other (3) Compensation
Name of Principal and Position	Fiscal Year	Salary	Bonus
Irving Lubman	2002	$263,040	$120,981	0	$41,313
COO, Chairman of the Board	2001	258,700	1,560,860	82,500	39,500
	2000	251,210	520,087	336,498	21,552

Arthur Nadata	2002	$263,040	$172,702	0	$39,605
President and CEO	2001	258,700	2,229,791	112,500	39,047
	2000	251,210	742,983	375,875	20,514

Richard Schuster	2002	$263,040	$172,702	0	$36,154
Vice President, Secretary and President,	2001	258,700	2,229,791	97,500	34,432
NIC Components Corp.	2000	251,210	742,983	336,498	18,330

Paul Durando	2002	$180,000	$12,953	0	$1,800
Vice President, Finance and Treasurer	2001	180,000	187,400	15,000	1,550
	2000	155,000	80,724	35,438	1,500

(1)
No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2)	Number of shares have been adjusted to reflect our 3-for-2 stock split in October 2000.
(3)
The amounts in this column include the Company’s contributions on behalf of the named executive officer to our 401(k)-retirement plan in amounts equal to a maximum of 1% of the executive officer’s annual salary and, for Messrs. Lubman, Nadata and Schuster contributions to life insurance policies where we are not the beneficiary, and the cost to us of the non-business use of our automobiles used by executive officers.

Employment Contracts

On September 13, 1996, we signed employment contracts, as amended, with Messrs. Lubman, Nadata and Schuster for a continually renewing five year term. The employment contracts specify a base salary of $226,545 for each officer in 1997, which shall be increased each year by the change in the consumer price index. The employment contracts provide for payments to Mr. Lubman of an annual bonus of 2.33% and to each of Messrs. Nadata and Schuster of an annual bonus equal to 3.33% (9% in the aggregate) of our consolidated earnings before income taxes. Benefits are also payable upon the occurrence of either a change in control of the company, as defined, or the termination of the officer’s employment, as defined. In the event any of them terminates his employment within six months after a change in control, he will receive a lump sum payment equal to three-quarters of the remaining compensation under his employment agreement. The employment contracts also provide for certain payments of the executives’ salaries, performance bonuses and other benefits in the event of death or disability of the officer for the balance of the period covered by the agreement.

The following table sets forth certain information with respect to stock options granted to the officers named in the Summary Compensation Table during the fiscal year ended February 28, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year-end
Options/SAR Values

			Number of Unexercised Options/SARs at FY End	Value of Unexercised In-the-Money Options/SARs at FY End
	Shares Acquired on Exercise	Value Realized (1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Irving Lubman	0	$0	388,956	$1,662,894
			41,250	0
Arthur Nadata	0	$0	553,959	2,003,616
			56,250	0
Richard Schuster	0	$0	466,708	2,003,616
			48,750
Paul Durando	5,905	$28,757	25,218	87,350
			7,500	0

(1)	Market value less exercise price, before payment of applicable federal or state taxes.

Equity Compensation Plan Information

The following chart summarizes the options and warrants outstanding and available to be issued at August 2, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,172,243	$9.28	255,000
Equity compensation plans not approved by security holders	1,504,469	$4.73	135,508

Total	2,676,712	$5.13	390,508

Stock Option and Benefit Plans

We currently have seven stock incentive plans—the Key Employees Stock Incentive Plan, the 1994 Stock Option Plan, the 1998 Stock Option Plan, the Outside Directors Stock Option Plan, the 2000 Stock Option Plan, the 2000 Key Employee Stock Option Plan and the 2000 Outside Directors’ Stock Option Plan The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors.

All of our plans provide for the grant of non-qualified stock options and the 1994 Stock Option Plan also provides for the grant of incentive stock options, or ISOs.

All of our plans, other than the 2000 Outside Directors’ Plan, are administered by a committee of two or more members of the board of directors who are non-employee directors, currently the Compensation

Committee, who determine, among other things, (1) the individuals to whom options shall be granted, (2) the time or times at which options shall be granted, (3) the number of shares to be subject to each option, (4) subject to the terms of the particular option plan, the purchase price of the shares, (5) the vesting of each option and (6) the term of each option, provided that the term of options may not be longer than ten years from the date of grant and, in the case of ISOs granted under the 1994 Stock Option Plan to an employee who is a 10% stockholder, no longer than five years from the date of grant. The 2002 Outside Directors’ Plan is administered by our Board of Directors. Each option granted under these plans may be exercised only during the continuance of an optionee’s employment or service with us, except under certain circumstances. The Board or the Committee administering the plan has the authority to interpret the option plans, and to prescribe the rules and regulations relating to the plans.

Each of our stock incentive plans provides that the option price, as well as the number of shares subject to options granted or to be granted, shall be appropriately adjusted by the Committee or the Board in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital.

Each of the 1994 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan, 2000 Key Employee Stock Option Plan and 2000 Outside Directors’ Stock Option Plan also provides that the Board or Committee administering the plan may, from time to time, amend, suspend or terminate any or all of the plan provisions, provided that no change which would impair the rights of a participant may be made without the participant’s approval.

Key Employees Stock Incentive Plan

The Key Employees Stock Incentive Plan was approved by our stockholders in 1984, amended in September 1987, and presently covers 712,765 shares of common stock. The Key Incentive Plan expired by its terms in 1994. At February 28, 2002, options were outstanding for 192,450 shares and no shares were available for grant.

1994 Stock Option Plan

In September 1994, our stockholders approved the 1994 Stock Option Plan, as amended in September 1996, under which our key employees and officers, and those of our subsidiaries and affiliates, may be granted options to purchase an aggregate of 1,732,500 shares of our common stock (as adjusted for our 5% stock dividend and 3-for-2 stock split). Each recipient must be our employee at the time of grant and throughout the period ending on the day three months before the date of exercise. Under the terms of the 1994 Plan, the exercise price of the shares subject to each option granted will be not less than 85% nor more than 100% of the fair market value at the date of grant or 110% of such fair market value for options granted to any employee or director who owns stock possessing more than ten percent (10%) of the total combined voting power of all of our classes of stock. Unless otherwise provided by the committee, options, granted under the 1994 Stock Option Plan become exercisable in installments as follows: up to one-third on and after the third anniversary of the grant date, up to one-third on and after the fourth anniversary of the grant date and the balance on and after the fifth anniversary of the grant date. During fiscal 2001, 434,250 options were granted under the 1994 Plan with an exercise price of $10.71. At February 28, 2002, options were outstanding for 537,743 shares and no options were available for grant.

The Board may, from time to time, amend, suspend or terminate any or all of the provisions of the 1994 Plan, provided that, without the participant’s approval, no change may be made which would prevent an ISO granted under the 1994 Plan from qualifying as an ISO under Section 422A of the Internal Revenue Code of 1986, as amended or result in a modification of the ISO under Section 425(h) of the Internal Revenue Code; and further provided that, without the consent and approval of the holders of a majority of our outstanding shares of common stock present at that meeting at which a quorum exists, neither the Board nor the Committee may make any amendment which (i) changes the class of persons eligible for options; (ii) increases (except as provided under Section 1.6 of the 1994 Plan) the total number of shares or other securities reserved for issuance under the

1994 Plan; (iii) decreases the minimum option prices stated in Section 2.2 of the 1994 Plan (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Internal Revenue Code or any regulation thereunder); (iv) extends the expiration date of the 1994 Plan, or the limit on the maximum term of options; or (v) withdraws the administration of the 1994 Plan from a committee consisting of two or more members, each of whom is a Disinterested Person. With the consent of the participant affected thereby, the Committee may amend or modify any outstanding option in any manner not inconsistent with the terms of the 1994 Plan.

1998 Stock Option Plan

In May 1998, our Board of Directors adopted the Nu Horizons Electronics Corp. 1998 Stock Option Plan, as amended, under which any of our directors, officers, employees or consultants, or those of our subsidiaries or affiliates, may be granted options to purchase an aggregate 1,653,750 shares of our common stock (as adjusted for our 5% stock dividend and 3-for-2 stock split). The exercise price for the options granted under the 1998 Option Plan will be not less than fair market value at the date of grant. Unless otherwise provided by the committee, options granted under the 1998 Option Plan become exercisable in installments of up to one-half of the shares on each of the first and second anniversaries of the grant date. During fiscal 2002, 7,500 options were granted under the 1998 Option Plan with an exercise price of $8.83. At February 28, 2002, options were outstanding for 1,308,219 shares and 32,409 options were available for grant.

Outside Director Stock Option Plan

In September 1994, our stockholders approved the Outside Directors Stock Option Plan which covers 236,500 shares of our common stock (as adjusted for our 5% stock dividend and 3-for-2 stock split). At February 28, 2002, options were outstanding for 79,500 shares and no options were available for grant.

All of our directors who are not our employees were eligible to participate in the Outside Director Plan.

Under the Director Plan, each non-employee director then serving received, on June 1 of each year from 1994 through 1999, options to purchase 10,000 shares of common stock at a price equal to the closing price of the common stock on a national securities exchange upon which our stock is listed, or the average of the mean between the last reported “bid” and “asked” prices if the common stock is not so listed, for the five business days immediately preceding the date of grant. Options awarded to each outside director vest in three equal installments over a period of two years, subject to forfeiture under certain conditions and shall be exercisable by the non-employee director upon vesting.

2000 Stock Option Plan

In July 2000, our Board of Directors adopted the Nu Horizons Electronics Corp. 2000 Stock Option Plan, under which any of our employees or consultants, or those of our subsidiaries or affiliates, may be granted options to purchase an aggregate 300,000 shares of our common stock (as adjusted for our 3-for-2 stock split). Our executive officers and directors are not eligible to participate in the 2000 Option Plan. The exercise price for the options granted under the 2000 Option Plan will be not less than fair market value at the date of grant. Unless otherwise provided by the committee, options granted under the 2000 Stock Option Plan become exercisable in installments of up to one-half of the shares on each of the first and second anniversaries of the grant date. During fiscal 2002, 39,000 options were granted under the plan with exercise prices of $7.31, $7.53 and $8.68 and 144,750 options remain available for grant.

2000 Key Employee Stock Option Plan

In November 2000, our stockholders approved the 2000 Key Employee Stock Option Plan under which our key employees and officers, and those of our subsidiaries and affiliates may be granted options to purchase an aggregate of 600,000 shares of our common stock (as adjusted for our 3-for-2 stock split). The exercise price for the options granted under the 2000 Key Employee Plan will not be less than 85% nor greater than 110% of the fair market value of our common stock at the date of grant. Unless otherwise provided by the committee, options granted under the 2000 Key Employee Stock Option Plan become exercisable in installments of up to one-half of the shares on each of the first and second anniversaries of the grant date. During fiscal 2002, no options were granted under the plan and 600,000 options remain available for grant.

2000 Outside Directors’ Stock Option Plan

In November 2000, our stockholders approved the 2000 Outside Directors’ Stock Option Plan which covers 210,000 shares of the Company’s Common Stock (as adjusted for our 3-for-2 stock split). The primary purposes of the 2000 Director Plan are to attract and retain highly skilled individuals as directors, to provide additional incentive to such outside directors to serve as directors and to encourage their continued service on the Board of Directors. At February 28, 2002, there were 120,000 director options outstanding and 90,000 options remain available for grant.

All of our directors who are not our employees, of which there are currently four, are eligible to participate in the 2000 Director Plan.

Under the 2000 Director Plan, on November 9, 2000 each non-employee director then serving received options to purchase 15,000 shares of Common Stock at a price of $14.62 per share (the price of shares of common stock on November 9, 2000) and on the June 1 of each subsequent year each non-employee director then serving has been or will be granted options to purchase 15,000 shares of common stock at a price equal to the closing price of the common stock on a national securities exchange upon which the company’s stock is listed or the mean between the high and low asked prices if the common stock is not so listed, on the day of determination. Options awarded to each outside director vest in three equal installments over a period of two years, subject to forfeiture under certain conditions and shall be exercisable by the outside director upon vesting.

Summary of Fiscal 2002 Stock Option Grants

During fiscal 2002, pursuant to the 2000 Director Plan, the Company granted options to purchase 15,000 shares to each of Messrs. Blau, Gardner, Polimeni and Siegel at a price of $11.40 per share.

Employee Stock Ownership Plan

In January 1987, we adopted an Employee Stock Ownership Plan which covers substantially all of our employees. The ESOP is managed by three Trustees, Messrs. Lubman, Nadata and Schuster (the “Trustees”), who vote the securities held by the ESOP (other than our securities which have been allocated to employees’ accounts).

The annual contributions to the ESOP are in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the ESOP has a separate account and our annual contribution to an employee’s account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued hereunder) or 25% of such employee’s annual compensation, as defined under the ESOP.

No contributions are required of, nor shall any be accepted from, any employee.

All contributions to the ESOP are invested in our securities (except for temporary investments), the Trustees having the right to purchase our securities on behalf of employees. The Trustees are considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights with respect to our securities held in the ESOP, except for voting rights which inure to the benefit of each employee who can vote all shares held in his account, even if said shares are not vested. Vesting is based upon an employee’s years of service, employees generally becoming fully vested after six years.

Benefits are payable to employees at retirement or upon death, disability or termination of employment, with payments commencing no later than sixty days following the last day of the ESOP year in which such event occurred. Subject to the right of the employee to demand payment in the form of our common stock, all benefits are payable in cash or in common stock, at the discretion of the Trustees.

The Trustees are empowered to borrow funds for the purpose of purchasing our securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for reallocation as principal is repaid. In October 1997, on behalf of the ESOP, we entered into a revolving credit agreement with our bank which, as amended, provides for a $3,000,000 revolving line of credit at the bank’s prime rate until October 2003. Direct borrowings under this line of credit are payable in forty-eight equal monthly installments commencing with the fiscal period subsequent to such borrowings. At February 28, 2002, the ESOP owned 550,789 shares at an average price of approximately $1.71 per share.

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All non-union employees over age 21 who have been employed by us for at least six months are eligible to participate in the plan. Employees may contribute to the plan, on a tax-deferred basis, up to 15% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($11,000 in calendar 2002). Contributions by us are discretionary. Effective with the plan year ended February 28, 2002, we elected to make matching contributions at the rate of $0.25 per dollar contributed by each employee up to a maximum of 1% of an employee’s salary vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after five years of any employee’s service with us, our matching contributions are fully vested. As of February 28, 2002, approximately 250 employees had elected to participate in the plan. For the fiscal year ended February 28, 2002, we contributed approximately $145,947 to the plan, of which $7,893 was a matching contribution of $2,631 for each of Mr. Lubman, Mr. Nadata, Mr. Schuster and $1,800 for Mr. Durando.

Filings made by companies with the Securities and Exchange Commission sometimes “incorporate information by reference.” This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, our Compensation Committee consisted of Messrs. Gardner (Chairman), Polimeni, Blau and Siegel. Mr. Gardner is Senior Vice President of Janney Montgomery Scott, LLC, investment bankers, which acted as placement agent in connection with our $15 million private placement of convertible subordinated notes in August 1994. Mr. Blau is a partner in the law firm of Blau, Kramer, Wactlar & Lieberman, P.C. We use, and expect that we will continue to use, the services of Blau, Kramer, Wactlar & Lieberman, P.C. as our general counsel. Mr. Blau resigned as a member of the Compensation Committee in May 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation of our executive officers generally is determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not our employee nor an employee of any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2002 is furnished by the Compensation Committee.

General Policies

Our compensation programs for executives are intended to enable us to attract, motivate, reward and retain management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program includes a competitive base salary, and for certain executives, a substantial cash bonus which is “at risk” based on our earnings.

Many of our employees, including our executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with our stockholders’ long-term financial interests.

Relationship of Compensation to Performance

The Compensation Committee annually establishes, subject to any applicable employment agreements, the salaries which will be paid to executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in stock option plans, and qualitative factors bearing on an individual’s experience, responsibilities, management and leadership abilities, and job performance.

Stock options are granted to key employees, including our executive officers, by the Compensation Committee under our stock option plans. The number of shares subject to options granted to each executive officer generally depends upon his or her base salary and the level of that officer’s management responsibility.

During fiscal 2002, options to purchase 112,500 shares were granted to Mr. Nadata, 97,500 shares were granted to Mr. Schuster, 82,500 shares were granted to Mr. Lubman and 15,000 shares were granted to Mr. Durando under the 1994 Stock Option Plan. Bonuses were paid to three executive officers, as set forth in the Summary Compensation Table, pursuant to the terms of their employment agreements and on a discretionary basis to Paul Durando, Vice President, Finance and director. The Compensation Committee determined that the bonus paid to Mr. Durando was appropriate in light of his contributions to the company’s performance, his base salary level and the level of his management responsibilities.

Compensation of Chief Executive Officer

The company has entered into an employment agreement with Arthur Nadata, the company’s President and Chief Executive Officer, pursuant to which Mr. Nadata receives a base salary of $226,545, adjusted for CPI index increases, and an incentive bonus equal to three and thirty-three one-hundredths percent (3.33%) of the company’s consolidated pre-tax earnings. In this way, a substantial portion of Mr. Nadata’s cash compensation is tied directly to the company’s profitability.

The Compensation Committee:

Herbert Gardner, Chairman
Dominic Polimeni
David Siegel

PROPOSAL 2—ADOPTION OF THE NU HORIZONS ELECTRONICS CORP.
2002 KEY EMPLOYEE STOCK OPTION PLAN

Introduction

At the meeting, you will be asked to adopt the Nu Horizons Electronics Corp. 2002 Key Employee Stock Option Plan. The board adopted the 2002 Key Employee Plan on May 23, 2002, subject to stockholder approval.

We believe that our long-term success depends upon our ability to attract and retain qualified officers, employees and consultants and to motivate their best efforts on our behalf. Our officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002 Key Employee Plan. We believe that the 2002 Key Employee Plan will be an important part of our compensation of officers, employees and consultants, particularly since as of August 2, 2002, we only have 300,508 shares available for grant under all of our existing stock option plans, excluding our 2000 Outside Directors’ Plan.

The 2002 Key Employee Plan is set forth as Exhibit “A” to this proxy statement. The principal features of the 2002 Key Employee Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2002 Key Employee Plan.

Stock Subject to the Plan

The stock to be offered under the 2002 Key Employee Plan consists of shares of our common stock, whether authorized but unissued or treasury shares. Up to 650,000 shares of common stock may be issuable upon the exercise of all stock options under the 2002 Key Employee Plan. The number of shares issuable is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 150,000 shares of common stock pursuant to the 2002 Key Employee Plan.

Administration of the Plan

The 2002 Key Employee Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two “non-employee directors,” as defined under the Securities Exchange Act of 1934. We expect that our compensation/stock option committee will administer the 2002 Key Employee Plan.

Subject to the terms of the 2002 Key Employee Plan, the board or the committee may determine and designate the individuals who are to be granted stock options under the 2002 Key Employee Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 2002 Key Employee Plan and to prescribe, amend and rescind the rules and regulations relating to the 2002 Key Employee Plan. Although the committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the 2002 Key Employee Plan, the committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Eligibility

Our officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002 Key Employee Plan.

Exercise Price, Term, Vesting Schedule

The options to be granted under the 2002 Key Employee Plan will be non-qualified stock options. The exercise price for the options will be not less than 85% nor more than 100% of the market value of our common stock on the date of grant of the stock option. The exercise price of outstanding options is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

The term of an option will be determined by the committee, but may not be more than ten years. Unless otherwise provided by the committee, if conditions are met, options will vest up to one-half on the first anniversary of the grant date and the balance on the second anniversary of the grant date. Vesting means that an option may be exercised by the participant. Conditions to vesting can include remaining as an employee or non-employee director for a specified period or the achievement of performance goals set by the committee. The vesting of options that would otherwise vest at a later date if the participant remained with Nu Horizons may be accelerated to an earlier date if performance goals are satisfied.

Options are exercised by payment in full of the exercise price, which may be paid in cash or by delivery of shares of common stock owned by the participant having a fair market value equal to the exercise price or by a combination of cash and shares. Options may also be exercised through sale of the shares received on exercise with sufficient proceeds from the sale remitted to Nu Horizons’ to pay the exercise price.

Generally, an option which is otherwise exercisable, may be exercised during the participant’s lifetime at any time but only by him and only if, at the time of exercise, he is either employed by us, or any affiliate or subsidiary (referred to as “our companies”) or if his employment with our companies was terminated during the three month period ending on the date of the exercise. In the discretion of the committee, options may be transferred to (1) members of the optionee’s family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee’s family.

Extended exercise periods

Upon termination of employment on account of total disability, the participant may exercise an option at any time within one year after termination.

Upon termination of employment on account of the death of the participant either (i) while an employee of our companies, (ii) within one year after termination of employment on account of total disability, or (iii) within three months after termination of employment for any other reason, the participant’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the participant may exercise the participant’s option at any time within the period of two years from the date of death.

Accelerated vesting of options

An option which is otherwise not exercisable on the date of termination does not become exercisable solely by reason of such termination. However, upon termination of employment on account of the death of the participant either (i) while an employee of our companies, or (ii) within one year after termination of employment on account of total disability, all options—whether or not exercisable on the date of death—will become exercisable in full.

Change in Control

In the event of a “change in control,” at the option of the Committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For the purposes of the 2002 Key Employee Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

•
if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nu Horizons or any “person” who on the date of the adoption of the 2002 Key Employee Plan is a director or officer of Nu Horizons, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

•
if during any period of two (2) consecutive years during the term of the 2002 Key Employee Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options granted under the 2002 Key Employee Plan. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

We understand that under present federal income tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the “spread” between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the “short-swing” insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee’s tax basis will equal the fair market value of the share on the date of exercise and the optionee’s holding period will begin on the day after the exercise date. The optionee’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise. In addition, we may not be able to deduct compensation to certain employees to the extent compensation exceeds $1 million per taxable year. Covered employees include the chief executive officer and the four other highest compensated officers for that tax year. In combination with other types of compensation received by these employees, it is possible that their option-related compensation could exceed this limit in a particular year. However, certain performance-based compensation, including stock options, are exempt provided that, among other things, the stock options are granted by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors and the plan under which the options are granted is approved by shareholders. The 2002 Key Employee Plan is designed to preserve our ability to deduct in full the compensation recognized by our executive officers in connection with options granted thereunder. To permit compensation attributable to options granted under the 2002 Key Employee Plan to qualify as performance-based compensation, the Plan limits the number of shares for which options may be granted in any fiscal year to any employee, including our executive officers, to a maximum of 100,000. This grant limit is subject to appropriate adjustment in the event of certain changes in our capital structure.

When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Recommendation of the Board

Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers, employees and consultants by tying their interests to our stockholders’ interests. Accordingly, subject to the approval of our stockholders, our board has adopted the 2002 Key Employee Plan under which options to acquire 650,000 shares may be granted.

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval of the 2002 Key Employee Plan.

Our board of directors recommends a vote FOR approval of the adoption of the 2002 Key Employee Plan.

PROPOSAL 3—ADOPTION OF THE NU HORIZONS ELECTRONICS CORP.  2002 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

Introduction

At the meeting, you will be asked to adopt the Nu Horizons Electronics Corp. 2002 Outside Directors’ Stock Option Plan. The board adopted the 2002 Director Plan on May 23, 2002, subject to stockholder approval.

The 2002 Director Plan is intended to assure that our compensation of our outside directors is competitive and will provide equity incentives to enable it to attract and retain the services of highly qualified and experienced non-employee board members.

Under the 2002 Director Plan, each non-employee board member who does not receive options under our existing 2000 Outside Directors’ Stock Option Plan will receive an automatic option grant for 15,000 shares of common stock on the date of each annual meeting during the term of the 2002 Director Plan commencing with the annual meeting in 2003 during which he or she is serving as director provided (1) he or she has served on the Board for at least three full months prior to the date of grant and (2) the grant is subject to his or her continued service as an outside director. As of August 2, 2002, we have 90,000 shares available for grant under our 2000 Outside Directors’ Plan, 60,000 of which will be automatically granted to our four outside directors on the date of this year’s annual meeting.

The 2002 Director Plan is set forth as Exhibit “B” to this proxy statement. The principal features of the 2002 Director Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2002 Director Plan.

Stock Subject to the Plan

The stock to be offered under the 2002 Director Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 150,000 shares of common stock may be issuable upon the exercise of all stock options under the 2002 Director Plan. The number of shares issuable is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

Administration of grants of options under the 2002 Director Plan are self-executing under the terms of the plan and no committee exercises discretion. Shareholder approval of the 2002 Director Plan will also constitute pre-approval of each option granted under the 2002 Director Plan on or after the date of the approval of the plan and the subsequent exercise of that option pursuant to the terms of the plan and the applicable stock option agreement. All other provisions of the 2002 Director Plan are to be administered by our board of directors.

The board has authority to interpret the 2002 Director Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2002 Director Plan. The committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Grant of Options

Only non-employee board members are eligible to participate in the 2002 Director Plan.

Exercise Price, Term, Vesting Schedule

The options to be granted under the 2002 Director Plan will be non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. The exercise price of outstanding options is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Stock options granted under the 2002 Director Plan shall expire not later than ten years from the date of grant.

Stock options granted under the 2002 Director Plan become exercisable only in installments as follows:

•	up to thirty-three and one-third percent (33 1/3%) on the date of grant;

•	up to sixty-six and two-thirds percent (66 2/3%) of the subject shares on and after the first anniversary of the date of grant; and

•	up to all of the subject shares on and after the second anniversary of the date of the grant of such option.

Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock.

A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as a director, except that, upon termination of his service (other than (1) by death or (2) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of all employment by total disability or death, the optionee, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such options at any time within twelve months after her termination, but only to the extent such option is exercisable on the date of such termination.

Change in Control

In the event of a “change in control,” at the option of the committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For the purposes of the 2002 Director Plan, a change in control is defined as

•	a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

•
if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nu Horizons or any “person” who on the date of the adoption of the 2002 Director Plan is a director or officer of Nu Horizons, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

•
if during any period of two (2) consecutive years during the term of the 2002 Director Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options granted under the 2002 Director Plan. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

We understand that under present federal income tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the “spread” between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the “short-swing” insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee’s tax basis will equal the fair market value of the share on the date of exercise and the optionee’s holding period will begin on the day after the exercise date. The optionee’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Recommendation of the Board

Our board of directors believes that it is in our best long-term interests to have available an equity incentive compensation plan to attract, retain and motivate highly qualified and experienced non-employee directors. Accordingly, subject to the approval of our stockholders, our board has adopted the 2002 Director Plan under which options to acquire 150,000 shares may be granted.

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval of the 2002 Director Plan.

Our board of directors recommends a vote FOR approval of the adoption of the 2002 Director Plan.

AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Nu Horizons management and discussed with Lazar, Levine & Felix, LLP, Nu Horizons independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received from Lazar, Levine & Felix, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Lazar, Levine & Felix, LLP that firm’s independence. Based upon these discussions with management and the independent accountants, the Audit Committee recommended to Nu Horizons that the audited consolidated financial statements for Nu Horizons be included in Nu Horizons Annual Report on Form 10-K for the fiscal year ended February 28, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Lazar, Levine & Felix, LLP during the last fiscal year for audit and non-audit services, which are set forth below proxy statement under “Audit Fees,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

The Audit Committee:

Herbert Gardner, Chairman
Dominic Polimeni
David Siegel

Independence of Audit Committee

In fiscal 2002, our Audit Committee consisted of Herbert Gardner (Chairman), Harvey Blau and Dominic Polimeni. Mr. Blau resigned as a member of the Audit Committee in May 2002. Each of the persons who served on the Committee was independent during fiscal 2002, as defined by Rule 4200(a)(14) of the NASD listing standards.

AUDIT FEES

General

During fiscal 2002, we paid Lazar, Levine & Felix, LLP fees in the aggregate amount of approximately $241,068. Of this amount, approximately $149,000 were fees for the fiscal 2002 audit and other audit services.

Financial Information Systems Design and Implementation Fees

Lazar, Levine & Felix, LLP did not render any services related to financial information systems design and implementation during fiscal 2002.

All Other Fees

Lazar, Levine & Felix, LLP rendered other services consisting primarily of tax assistance and consulting and audits of other entities within the consolidated group for statutory filing purposes. Aggregate fees billed for all other services rendered by Lazar, Levine & Felix, LLP for fiscal 2002 were $92,068.

COMPANY STOCK PERFORMANCE GRAPH

The following Performance Graph compares the Company’s cumulative total stockholder return on its Common Stock for a five-year period (February 28, 1997 to February 28, 2002) with the cumulative total return of the NASDAQ Market Index (which includes the Company) and a peer group of companies selected by the Company for purposes of the comparison. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG NU HORIZONS ELECTRONICS CORP.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON MAR. 1, 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING FEB. 28, 2001

Peer group includes All American Semiconductor, Arrow Electronics Inc., Avnet Inc., Bell Microproducts Inc., Jaco Electronics Inc., Pioneer Standard Electronics and Reptron Electronics Inc.

INDEPENDENT AUDITORS

Lazar, Levine & Felix LLP acted as our independent auditors for the fiscal year ended February 28, 2002 and has been selected by our Board of Directors, upon the recommendation of the Audit Committee, to continue to act as our independent auditors for our 2002 fiscal year.

A representative of Lazar, Levine & Felix LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

FINANCIAL STATEMENTS

A copy of our Annual Report of Stockholders for the fiscal year ended February 28, 2002 has been provided to all stockholders as of August 2, 2002. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

ADDITIONAL INFORMATION

Compliance with Section 16 (a) of the Securities Exchange Act

Section 16 (a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASD. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

Based solely on our review of the copies of the forms we have received, we believe that all our executive officers, directors and greater than ten percent of beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2002.

Matters to Be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, estimated to be $50,000, has been or will be paid by us. These expenses will consist of printing, postage and handling, the reimbursement of brokerage houses and other custodians, nominees and fiduciaries for the cost of sending proxy material to their principals and the fee payable to Mackenzie Partners, who we have retained to assist us in the solicitation of proxies. In addition, to the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2003 Annual Meeting

Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than April 4, 2003 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of the company at our principal offices no later than June 28, 2003. If notice of any stockholder proposal is received after June 28, 2003, then the notice will be considered untimely and we are not required to present such proposal at the 2003 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after June 28, 2002 at the 2003 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to such proposal.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not considered proxy soliciting material.

By Order of the Board of Directors,

RICHARD S. SCHUSTER
Secretary

Dated:	Melville, New York
August 12, 2002

Exhibit “A”

Nu Horizons Electronics Corp.

2002 Key Employee Stock Option Plan

SECTION 1.    GENERAL PROVISIONS

1.1    Name and General Purpose

The name of this plan is the Nu Horizons Electronics Corp. 2002 Key Employee Stock Option Plan (hereinafter called the “Plan”). The Plan is intended to be a broadly-based incentive plan which enables Nu Horizons Electronics Corp. (the “Company”) and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining officers and employees of, and consultants to, the Company who contribute to the Company’s success by their ability, ingenuity and industry, to enable such officers, employees and consultants to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2    Definitions

a.	“Affiliate” means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

b.	“Board” means the Board of Directors of the Company.

c.	“Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(a)  a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

(b)  if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company’s then outstanding securities; or

(c)  if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

d.	“Committee” means the Committee referred to in Section 1.3 of the Plan.

e.	“Common Stock” means shares of the Common Stock, par value $.0066 per share, of the Company.

f.	“Company” means Nu Horizons Electronics Corp., a corporation organized under the laws of the State of Delaware (or any successor corporation).

g.
“Fair Market Value” means the market price of the Common Stock on the Nasdaq Stock Market on the on the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the Nasdaq Stock Market on such date, Fair Market Value shall be determined by the Committee.

h.	“Non-Employee Director” shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission (“Commission”).

i.	“Option” means any option to purchase Common Stock under Section 2 of the Plan.

j.	“Option Agreement” means the option agreement described in Section 2.4 of the Plan.

k.	“Participant” means any director, officer, employee or consultant of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

l.	“Subsidiary” means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

m.
“Total Disability” means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3     Administration of the Plan

The Plan shall be administered by the Board or by the Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4     Eligibility

Stock Options may be granted only to officers, employees or consultants of the Company or a Subsidiary or Affiliate. All employees are eligible to receive Stock Options under the Plan. Any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5     Shares

The aggregate number of shares reserved for issuance pursuant to the Plan shall be 650,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted options to purchase more than an aggregate of 150,000 shares of Common Stock pursuant to the Plan.

Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6     Adjustments Due to Stock Splits, Mergers, Consolidation, Etc.

If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

In the event of a Change in Control, at the option of the Board or Committee, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

1.7     Non-Alienation of Benefits

Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8    Withholding or Deduction for Taxes

If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9    Administrative Expenses

The entire expense of administering the Plan shall be borne by the Company.

1.10    General Conditions

a.
The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant’s approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

b.
With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Section 2.3(c) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable; provided, that the Committee shall not have the right to reprice any outstanding Options.

c.
Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

d.
Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant’s employment or service with the Company (or such Subsidiary or Affiliate) at any time.

e.
Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

f.
No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11    Compliance with Applicable Law

Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12    Effective Dates

The Plan was adopted by the Board on May 23, 2002, subject to stockholder approval. The Plan shall terminate on May 22, 2012.

SECTION 2.    OPTION GRANTS

2.1    Authority of Committee

Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

Stock Options granted under the Plan shall be non-qualified stock options.

The Committee shall have the authority to grant Options.

2.2    Option Exercise Price

The exercise price set forth in the Option Agreement at the time of grant shall not be less than 85%, nor more than 100%, of the Fair Market Value of the Common Stock at the time that the Option is granted.

The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan. Stock certificates will be delivered only against such payment.

2.3    Option Grants

Each Option will be subject to the following provisions:

a.	Term of Option

An Option will be for a term of not more than ten years from the date of grant.

b.	Exercise

(i)	By an Employee:

Unless otherwise provided by the Committee and except in the manner described below upon the death of the optionee, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

An Option shall be exercisable during the optionee’s lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

In the event of the death of an optionee (i) while an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all such employment or provision of services (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all such employment or provision of services, such optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee’s Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

(ii)	By Persons other than Employees:

If the optionee is not an employee of the Company or the parent corporation of the Company or any Subsidiary or Affiliate, the vesting of such optionee’s right to exercise his Options shall be established and determined by the Committee in the Option Agreement covering the Options granted to such optionee.

Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

c.	Transferability

An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or as may be permitted by the Board or the Committee.

2.4     Agreements

In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

Exhibit “B”

NU HORIZONS ELECTRONICS CORP.

2002 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

1.  Purposes of the Plan.    The purposes of this 2002 Outside Directors’ Stock Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2.  Definitions.    As used herein, the following definitions shall apply:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Code” means the Internal Revenue Code of 1986, as amended.

(c)  “Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

(i)  a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

(ii)  if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company’s then outstanding securities; or

(iii)  if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

(d)  “Common Stock” means the Common Stock of the Company, par value $0.0066 per share.

(e)  “Company” means Nu Horizons Electronics Corp., a Delaware corporation.

(f)  “Director” means a member of the Board.

(g)  “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(h)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)  If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common

Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j)  “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(k)  “Optioned Stock” means the Common Stock subject to an Option.

(l)  “Optionee” means an Outside Director who receives an Option.

(m)  “Outside Director” means a Director who is not an Employee.

(n)  “Plan” means this 2002 Outside Directors’ Option Plan.

(o)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

3.  Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 150,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

4.  Administration of and Grants under the Plan.

(a)  Administration.    Except as otherwise required herein, the Plan shall be administered by the Board. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(b)  Option Grants.

(i)  No person shall have any discretion to select which outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)  At each annual stockholder meeting during the term of this Plan commencing with the annual meeting held in 2003, each Outside Director who does not receive options under the 2000 Outside Directors’ Stock Option Plan shall automatically receive an additional option to purchase 15,000 Shares (the “Annual Option”), provided that (1) the Annual Option shall be granted only to an outside Director who has served on the Board for at least three full months prior to the date of grant and (2) the grant of an Annual Option shall be subject to the person’s continued service as an outside Director.

(iii)  The terms of each Option granted hereunder shall be as follows:

(1)  Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.

(2)  Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

(3)  The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(4)  Each Option shall become exercisable in installments as follows: up to 33 1/3% on the date of grant; up to 66 2/3% on and after the first anniversary of the date of grant; and up to 100% on and after the second anniversary of the date of grant.

(iv)  In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(c)  The Board has the authority to interpret the Plan and to prescribe the rules and regulations relating thereto.

5.  Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b).

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.  Term of Plan.    The Plan shall become effective upon the earlier to occur of September 12, 2002, the date of its adoption by the Board, or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7.  Option Exercise Price and Consideration.

(a)  Exercise Price.    The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)  Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan.

8.  Exercise of Option.

(a)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

(b)  Termination of Status as a Director.     If an Outside Director ceases to serve as a Director, he may, but only within three (3) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c)  Disability of Optionee.     Notwithstanding the provisions of Section 8(c) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d)  Death of Optionee.     In the event of the death of an Optionee during the term of an Option, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

9.  Non-Transferability of Options.     Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change in Control.

(a)  Changes in Capitalization.     Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, as applicable, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)  Dissolution or Liquidation.     In the event of a proposed dissolution or liquidation of the Company, Options shall become fully vested and fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.

(c)  Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

(d)  Change in Control.    In the event of a Change in Control, at the option of the Board, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

11.  Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)  Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated. The Board shall not have the right to reprice any outstanding Options without the affirmative vote of a majority of all stockholders voting on the repricing proposal.

12.  Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.  Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.  Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.  Agreements.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.  Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual or special meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

NU HORIZONS ELECTRONICS CORP.

BOARD OF DIRECTORS PROXY FOR SPECIAL MEETING

September 24, 2002

The undersigned hereby appoints Richard Schuster and Paul Durando, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Nu Horizons Electronics Corp., a Delaware corporation, at a special meeting of stockholders scheduled to be held September 24, 2002 and any adjournments thereof.

(Continued and to be signed on reverse side)

SEE REVERSE
SIDE

Please date, sign and mail your
proxy card back as soon as possible!

Special Meeting of Stockholders
NU HORIZONS ELECTRONICS CORP.

September 24, 2002

PLEASE MARK YOUR
☒	VOTES AS IN THIS
EXAMPLE

The Board of Directors recommends a vote FOR the following proposals:

1.     Election of the nominees listed at right, as set forth in
        the proxy statement;

FOR all nominees	WITHHOLD	Nominees:
listed at right (except as marked to the to the contrary below) ☐	AUTHORITY to vote for all nominees listed at right ☐	IrvingLubman ArthurNadata

2.    Adoption of our 2002 Key Employee Stock Option Plan;

For	Against	Abstain
☐	☐	☐

3.    Adoption of our 2002 Outside Directors’ Stock Option Plan;

For	Against	Abstain
☐	☐	☐

4.    Any other matters that properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

SIGNATURE

SIGNATURE(S)

DATED:                                                                                                                                                      , 2002

(Note:
Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)